Exhibit 10.36

EXECUTION FINAL

AMENDMENT NO. 1 TO SENIOR CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT NO. 1 TO THE SENIOR CONVERTIBLE PROMISSORY NOTE (“Amendment”), dated as of April 1st, 2016, is entered into by and between Tecogen, Inc, a Delaware corporation (“Borrower”), and MICHAELSON CAPITAL SPECIAL FINANCE FUND LP, a Delaware limited partnership (“Michaelson Capital” or “Holder”).

W I T N E S S E T H:

WHEREAS, Borrower and Holder have previously entered into financing arrangements pursuant to which Michaelson Capital has heretofore made a loan of THREE MILLION DOLLARS ($3,000,000) to the Borrower pursuant to that certain Senior Convertible Promissory Note dated as of December 23, 2013 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Senior Note”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Loan Documents”); and

WHEREAS, Borrower and Holder have agreed (a) to extend the Maturity Date until December 23, 2018; (b) to increase the Loan Amount by $150,000 to a total amount of $3,150,000; and (c) to revise the Conversion Price to $3.54 per share and (d) to provide additional clarifying language regarding the full ratchet adjustment in Section 6(c) as expressly amended by this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Existing Definitions. All capitalized terms used herein shall have the meanings assigned thereto in the Senior Note and the other Loan Documents, unless otherwise amended herein.

2.    Revised Definitions.
(a)Introduction. The definition of “Loan Amount” included in the introductory paragraph is hereby amended and restated in full to read as follows: “Loan Amount” shall mean THREE MILLION ONE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($3,150,000).
(b)Section 1 - Definitions and Other Interpretive Provisions of the Senior Loan is hereby amended as follows:
“Conversion Price” means $3.54 per share of Common Stock of the Borrower, as adjusted from time to time pursuant to the terms hereof.

3.     Amendment to Section 5(B) of the Senior Loan. Section 5(b) of the Senior Loan is hereby revised and amended in full to read as follows:
“(b)    Payment At Maturity. Subject to Sections 6(a) and 6(b), the outstanding principal amount of this Note, together with all due and unpaid interest, shall be due and payable in cash on the date that is the earlier of (i) the fifth (5th) anniversary of the date of this Note (December 23, 2018) and (ii) such earlier date on which such amounts become due and payable pursuant to Section 12 (such date, the “Maturity Date”).”

4.     Amendment to Section 6(C) of the Senior Loan. Section 6(c) of the Senior Loan is hereby revised and amended to state in full as follows:

Exhibit 10.36

“(c)    Conversion Price Adjustment. The Conversion Price (and the number of shares of Common Stock issuance upon conversion hereunder) shall be subject to full ratchet adjustment from time to time as hereinafter provided. Upon each adjustment of the Conversion Price, the Holder hereof shall thereafter be entitled to purchase than number of shares of Common Stock of the Borrower obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable pursuant to conversion immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment. If the Borrower subdivides (by any share dividend, share split, recapitalization or otherwise) one or more classes of its Equity Interests into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Borrower combines (by combination, reverse stock split or otherwise) one or more classes of its Equity Interests into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. If the Borrower (i) sells or issues any Common Stock for a price at or below the Conversion Price per share of Common Stock, or (ii) distributes to the holders of its outstanding Common Stock, with or without consideration, any cash, securities, or other property (including, without limitation, the distribution of assets of the Borrower, cash dividends and other distributions, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, and the non-cash issuance of equity securities of the Borrower), then the Conversion Price shall be adjusted to such lower price per share of Common Stock; provided, that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this clause (c). Notwithstanding the foregoing, (i) the Conversion Price shall not be adjusted in connection with the issuance or exercise of any rights, warrants or options to subscribe for or purchase Equity Interests pursuant to existing employee option grants to employees at an exercise price of not less than $3.57 per share of Common Stock after the date hereof and (ii) no such adjustment shall be required if the Borrower makes an identical distribution to the Holder of this Note as if this Note, immediately prior to such distribution, had hypothetically converted this Note into Common Stock on the terms contained herein.”

5.     Addition of Section 35 to the Senior Loan. A new section, Section 35 of the Senior Loan, is hereby added to state in full as follows:
“35.    Security Agreement. The Borrower and Holder shall enter into a Security Agreement in which the Borrower has delivered as security for the performance of its obligations under this instrument (i) a Security Agreement covering all of Borrower’s property as described in the Security Agreement; and (ii) a UCC-1 Financing Statement granting Holder a first priority lien position on such property which shall be filed with the Secretary of State of the State of Delaware.”

6.     Acknowledgment of Liens. Borrower hereby acknowledges, confirms and agrees that Holder has, and shall continue to have, valid and enforceable first priority Liens pursuant to the Secured Loan and the other Loan Documents.

7.     Binding Effect of Loan Documents. Borrower hereby acknowledges, confirms and agrees that: (i) each of the Senior Loan and the other Loan Documents to which Borrower is a party has been duly executed and delivered to Holder, and each is in full force and effect as of the date hereof, (ii) the agreements and obligations of Borrower contained in the Senior Loan and the other Loan Documents to which it is a party and in this Amendment constitute the legal, valid and binding Obligations of Borrower, enforceable against Borrower in accordance with their terms, except as enforcement may be limited by

Exhibit 10.36

bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, Borrower has no valid defense to the enforcement of such Obligations, and (iii) Holder is and shall be entitled to the rights, remedies and benefits provided for in the Senior Loan and the other Loan Documents and pursuant to applicable law.

8.     Effect of this Amendment. This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof. Except as expressly amended pursuant hereto, no other changes or modifications to the Senior Loan and the other Loan Documents are intended or implied, and in all other respects the Senior Loan and the other Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provisions of the Senior Loan and the other Loan Documents are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

9.     Further Assurances. Borrower shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment.

10.    Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

11.     Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment.

[Signature Page Follows]

Exhibit 10.36

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.
TECOGEN, INC., a Delaware corporation

By:
Name:
Title:
Address: 45 First Avenue
Waltham, Massachusetts 02451

ACCEPTED AND AGREED TO:

MICHAELSON CAPITAL SPECIAL FINANCE FUND LP, a Delaware limited partnership

By:
Name:
Title:
Address: 509 Madison Avenue, Suite 2210
New York, NY 10022